                                                                   Exhibit 17(c)

                        GENERAL AMERICAN CAPITAL COMPANY




                                 [GACC GRAPHIC]




                                 ANNUAL REPORT

                               DECEMBER 31, 2002



                                                         [GENERAL AMERICAN LOGO]

                        GENERAL AMERICAN CAPITAL COMPANY

POLICYHOLDER LETTER

Dear Policyholder:

We are pleased to provide you with the Annual Report for General American Capital Company, covering financial results through December 31, 2002. General American Capital Company is an underlying investment vehicle for variable universal life insurance and variable annuity products offered by General American Life Insurance Company and other affiliated insurance companies.

This report contains financial data and management commentary organized by fund so that you can see each fund's total picture in one place.

As an added service, General American Life now offers electronic delivery of your variable annuity and variable life annual and semi-annual reports, prospectuses, and other informational documents. With electronic delivery, you can view and save your documents on-line, rather than receive them in the mail. If you are interested in going "paperless", simply visit:
www.genamerica.esourcelink.net.

We hope you find this report informative. Thank you for choosing our investment funds.

                                  /s/ William S. Slater
                                  William S. Slater
                                  President

                                     GACC-1

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND
MANAGEMENT DISCUSSION

For the year 2002, the Money Market Fund returned 1.6% versus 1.3% for the Lipper Money Market Average. The fund ranked 7th for its net return during the year and 2nd for the last five years when compared with over 114 other variable annuity money market funds of similar size according to Lipper, a nationally recognized analytical firm. The 5-year return on the Fund is 4.58% compared with 4.19% for the Lipper Average.

The Federal Reserve cut the Fed Funds rate 50 basis points (1.75% to 1.25%) on November 6th after holding rates steady for most of the year. Yields along the Treasury curve moved down, with the largest change occurring in the 30-year bond. The supply of commercial paper remains adequate and securitized funding issuance is rising. The average maturity of the Money Market Fund was 30 days at December 31, 2002.

GROWTH OF $10,000 INVESTMENT
[LINE GRAPH]

                                                         MONEY MARKET FUND
                                                         -----------------
1992                                                         10000.00
1993                                                         10307.00
1994                                                         10741.00
1995                                                         11381.00
1996                                                         12008.00
1997                                                         12693.00
1998                                                         13406.00
1999                                                         14104.00
2000                                                         15013.00
2001                                                         15621.00
2002                                                         15877.00

AVERAGE ANNUAL RETURNS

PERIODS ENDED DECEMBER 31, 2002                            MONEY MARKET FUND
1 Year                                                           1.6%
5 Years                                                          4.6%
10 Years                                                         4.7%

The Fund's performance reflects administrative and management charges. The Fund's performance numbers do not include any insurance, sales, or administrative charges of variable annuity or life insurance contracts. If these charges were included, the returns would be lower.

               Past performance is no assurance of future results.
                                     GACC-2

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND

SCHEDULE OF INVESTMENTS - DECEMBER 31, 2002

--------------------------------------------------------------------------------------------------------------------
                                                                    PAR        INTEREST    MATURITY        MARKET
SHORT TERM SECURITIES                                              VALUE       RATE (%)      DATE          VALUE
--------------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER
Asset Backed (22.86%)
  Dealers Capital Access Trust, Inc.                            $ 1,980,000      1.36         1/6/03    $  1,979,626
  Dealers Capital Access Trust, Inc.                              3,520,000      1.41         1/6/03       3,519,311
  Dealers Capital Access Trust, Inc.                              1,310,000      1.46        1/21/03       1,308,937
  Dealers Capital Access Trust, Inc.                              2,000,000      1.48        1/21/03       1,998,356
  Dealers Capital Access Trust, Inc.                                156,000      1.45        1/31/03         155,811
  Dealers Capital Access Trust, Inc.                                820,000      1.48         2/4/03         818,953
  Dealers Capital Access Trust, Inc.                              5,000,000      1.38        2/11/03       4,992,356
  Dealers Capital Access Trust, Inc.                              2,650,000      1.38         3/4/03       2,643,925
  Edison Asset Securitization (144A)                              5,000,000      1.31        2/12/03       4,991,902
  Falcon Asset Securitization (144A)                              3,600,000      1.37         1/3/03       3,599,726
  Falcon Asset Securitization (144A)                              5,000,000      1.36         1/6/03       4,999,056
  Falcon Asset Securitization (144A)                              5,000,000      1.34        1/13/03       4,997,767
  Falcon Asset Securitization (144A)                              2,670,000      1.34        1/24/03       2,667,714
  Montauk Funding Corp. (144A)                                    9,000,000      1.33         1/6/03       8,998,338
  Montauk Funding Corp. (144A)                                    4,000,000      1.34        1/10/03       3,998,660
  Montauk Funding Corp. (144A)                                    4,000,000      1.36        1/27/03       3,995,871
  Oval Funding Corp. (144A)                                       5,635,000      1.40        1/28/03       5,629,083
  Oval Funding Corp. (144A)                                       5,000,000      1.40        1/29/03       4,994,556
  Oval Funding Corp. (144A)                                       4,865,000      1.40        1/30/03       4,859,513
  Windmill Funding Corp. (144A)                                   5,000,000      1.79         1/3/03       4,999,528
  Windmill Funding Corp. (144A)                                   2,500,000      1.78         1/7/03       2,499,449
  Windmill Funding Corp. (144A)                                   4,000,000      1.33        1/14/03       3,998,079
  Windmill Funding Corp. (144A)                                   2,500,000      1.35        1/22/03       2,498,031
                                                                                                        ------------
                                                                                                          85,144,548
                                                                                                        ------------
Building & Construction (8.12%)
  Sheffield Receivables Corp. (144A)                              6,000,000      1.34         1/7/03       5,998,660
  Sheffield Receivables Corp. (144A)                              2,330,000      1.36        1/10/03       2,329,208
  Sheffield Receivables Corp. (144A)                              4,000,000      1.33        1/15/03       3,997,931
  Sheffield Receivables Corp. (144A)                              1,930,000      1.35        1/21/03       1,928,550
  Sheffield Receivables Corp. (144A)                              4,000,000      1.35        1/23/03       3,996,700
  Yorkshire Building Society                                     12,000,000      1.36        1/28/03      11,987,669
                                                                                                        ------------
                                                                                                          30,238,718
                                                                                                        ------------
Cosmetics & Personal Care (1.88%)
  L'Oreal USA, Inc. (144A)                                        7,000,000      1.38        1/27/03       6,993,023
                                                                                                        ------------
Electric Utilities (3.76%)
  Centennial Energy Holdings                                        500,000      1.40        1/15/03         499,727
  MDU Resources Group, Inc.                                       6,000,000      1.40         1/9/03       5,998,134
  MDU Resources Group, Inc.                                       3,500,000      1.32        1/21/03       3,497,433
  MDU Resources Group, Inc.                                       4,000,000      1.32        1/28/03       3,996,040
                                                                                                        ------------
                                                                                                          13,991,334
                                                                                                        ------------
Finance & Banking (22.75%)
  Delaware Funding Corp. (144A)                                   6,000,000      1.35        1/16/03       5,996,625
  Delaware Funding Corp. (144A)                                   7,456,000      1.36        1/24/03       7,449,522
  Fayette Funding, Ltd.                                           3,400,000      1.40        1/16/03       3,398,017

                                                                     (continued)

                                     GACC-3

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND

SCHEDULE OF INVESTMENTS - DECEMBER 31, 2002

--------------------------------------------------------------------------------------------------------------------
                                                                    PAR        INTEREST    MATURITY        MARKET
SHORT TERM SECURITIES                                              VALUE       RATE (%)      DATE          VALUE
--------------------------------------------------------------------------------------------------------------------
Finance & Banking (continued)
  Fayette Funding, Ltd.                                         $   960,000      1.47        1/16/03    $    959,412
  Fayette Funding, Ltd.                                           7,000,000      1.40        1/17/03       6,995,644
  Market Street Funding Corp. (144A)                              4,000,000      1.33        1/17/03       3,997,497
  Market Street Funding Corp. (144A)                              1,000,000      1.40        1/17/03         999,378
  Market Street Funding Corp. (144A)                              5,735,000      1.38        1/27/03       5,729,123
  Market Street Funding Corp. (144A)                              7,000,000      1.37        1/29/03       6,992,541
  Old Line Funding Corp. (144A)                                   4,720,000      1.35         1/7/03       4,718,938
  Old Line Funding Corp. (144A)                                   3,610,000      1.33        1/10/03       3,608,758
  Old Line Funding Corp. (144A)                                     785,000      1.35        1/10/03         784,735
  Thunder Bay Funding, Inc. (144A)                                5,000,000      1.33         1/6/03       4,999,076
  Thunder Bay Funding, Inc. (144A)                                1,000,000      1.42        1/15/03         999,448
  Thunder Bay Funding, Inc. (144A)                               11,700,000      1.32         2/7/03      11,683,081
  Triple A One Funding Corp. (144A)                                 400,000      1.40         1/3/03         399,969
  Triple A One Funding Corp. (144A)                               2,011,000      1.35        1/14/03       2,010,019
  Triple A One Funding Corp. (144A)                               2,045,000      1.35        1/15/03       2,043,926
  Triple A One Funding Corp. (144A)                               4,960,000      1.37        1/15/03       4,957,358
  Triple A One Funding Corp. (144A)                               1,003,000      1.46        1/17/03       1,002,349
  Triple A One Funding Corp. (144A)                               5,000,000      1.33        1/29/03       4,994,479
                                                                                                        ------------
                                                                                                          84,719,895
                                                                                                        ------------
Financial Services (23.28%)
  Barton Capital Corp. (144A)                                     2,010,000      1.34         1/8/03       2,009,476
  Barton Capital Corp. (144A)                                     4,525,000      1.32        1/10/03       4,523,507
  Barton Capital Corp. (144A)                                     5,000,000      1.34        1/17/03       4,997,022
  Barton Capital Corp. (144A)                                     3,000,000      1.35        1/24/03       2,997,413
  Bavaria GLB Corp. (144A)                                          870,000      1.80         1/8/03         869,680
  Bavaria GLB Corp. (144A)                                        4,000,000      1.45        1/27/03       3,995,871
  Bavaria GLB Corp. (144A)                                        1,315,000      1.60        1/27/03       1,313,481
  Bavaria GLB Corp. (144A)                                        4,830,000      1.48        2/20/03       4,820,624
  CIT Group Holdings, Inc. (144A)                                 2,000,000      1.75         1/8/03       1,999,263
  CIT Group Holdings, Inc. (144A)                                 4,000,000      1.67        1/17/03       3,997,497
  CIT Group Holdings, Inc. (144A)                                 1,000,000      1.78        1/31/03         998,492
  CIT Group Holdings, Inc. (144A)                                 2,000,000      1.86         2/3/03       1,997,466
  CIT Group Holdings, Inc. (144A)                                 5,000,000      1.47        3/21/03       4,985,445
  CIT Group Holdings, Inc. (144A)                                 2,000,000      2.21         4/7/03       2,000,000
  Clipper Receivables Corp. (144A)                                3,500,000      1.72        1/17/03       3,497,810
  Clipper Receivables Corp. (144A)                                2,000,000      1.33        1/28/03       1,997,858
  Duff & Phelps Utilities Income, Inc. (144A)                       800,000      2.20         3/4/03         798,166
  Duff & Phelps Utilities Income, Inc. (144A)                     1,000,000      1.40        3/11/03         997,453
  Duff & Phelps Utilities Income, Inc. (144A)                     6,000,000      1.40        3/19/03       5,982,969
  Duff & Phelps Utilities Income, Inc. (144A)                     1,286,000      1.60        4/22/03       1,280,847
  Duff & Phelps Utilities Income, Inc. (144A)                       500,000      1.80         5/1/03         497,850
  Eaglefunding Capital Corp. (144A)                              10,157,000      1.41         1/6/03      10,155,011
  Eaglefunding Capital Corp. (144A)                                 697,000      1.81        1/13/03         696,690
  Eaglefunding Capital Corp. (144A)                               5,000,000      1.39        1/21/03       4,996,139
  Eaglefunding Capital Corp. (144A)                               1,000,000      1.38        1/23/03         999,139
  Eaglefunding Capital Corp. (144A)                                 254,000      1.81         2/4/03         253,676
  Eaglefunding Capital Corp. (144A)                                 868,000      1.78        2/10/03         866,706

                                                                     (continued)

                                     GACC-4

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND

SCHEDULE OF INVESTMENTS - DECEMBER 31, 2002

--------------------------------------------------------------------------------------------------------------------
                                                                    PAR        INTEREST    MATURITY        MARKET
SHORT TERM SECURITIES                                              VALUE       RATE (%)      DATE          VALUE
--------------------------------------------------------------------------------------------------------------------
Financial Services (continued)
  Enterprise Funding Corp. (144A)                               $ 1,167,000      1.73         1/9/03    $  1,166,570
  Enterprise Funding Corp. (144A)                                 7,770,000      1.38        1/10/03       7,767,319
  Halogen Capital Co. ( 144A)                                     2,090,000      1.35        1/14/03       2,088,987
  Salomon, Inc.                                                   1,150,000      7.50         2/1/03       1,155,525
                                                                                                        ------------
                                                                                                          86,703,952
                                                                                                        ------------
Gas & Pipeline Utilities (1.88%)
  Deer Park Refining, L.P.                                        7,000,000      1.35        2/10/03       6,989,562
                                                                                                        ------------
Insurance (3.99%)
  Cooperative Association of Tractor Dealers "A"                  2,500,000      1.80         1/3/03       2,499,764
  Cooperative Association of Tractor Dealers "A"                  1,000,000      1.75         1/6/03         999,753
  Cooperative Association of Tractor Dealers "A"                  1,290,000      1.47        1/17/03       1,289,157
  Cooperative Association of Tractor Dealers "A"                  1,000,000      1.40         2/4/03         998,678
  Cooperative Association of Tractor Dealers "A"                    465,000      1.83        2/26/03         463,995
  Cooperative Association of Tractor Dealers "B"                  1,700,000      1.40         1/3/03       1,699,868
  Cooperative Association of Tractor Dealers "B"                  1,000,000      1.80         1/3/03         999,905
  Cooperative Association of Tractor Dealers "B"                  1,000,000      1.60        1/15/03         999,432
  Cooperative Association of Tractor Dealers "B"                    930,000      1.42        1/24/03         929,156
  Cooperative Association of Tractor Dealers "B"                  1,000,000      1.38        1/28/03         998,948
  Cooperative Association of Tractor Dealers "B"                  1,500,000      1.38         2/6/03       1,497,888
  Cooperative Association of Tractor Dealers "B"                  1,500,000      1.40        2/10/03       1,497,667
                                                                                                        ------------
                                                                                                          14,874,211
                                                                                                        ------------
Investment Brokerage (0.66%)
  Salomon Smith Barney Holdings, Inc.                             2,450,000      1.35         1/6/03       2,449,541
                                                                                                        ------------
Lease Rental Obligations (3.36%)
  World Omni Vehicle Leasing, Inc. (144A)                         4,860,000      1.37        1/15/03       4,857,411
  World Omni Vehicle Leasing, Inc. (144A)                         2,675,000      1.37        1/16/03       2,673,473
  World Omni Vehicle Leasing, Inc. (144A)                         5,000,000      1.37        1/17/03       4,996,955
                                                                                                        ------------
                                                                                                          12,527,839
                                                                                                        ------------
Petroleum Services (4.72%)
  FPL Fuels, Inc.                                                 7,000,000      1.37        1/31/03       6,992,008
  FPL Fuels, Inc.                                                 3,615,000      1.40        1/31/03       3,610,783
  FPL Fuels, Inc.                                                 7,000,000      1.41        1/31/03       6,991,658
                                                                                                        ------------
                                                                                                          17,594,449
                                                                                                        ------------
Utilities (0.18%)
  Fountain Square Commerce Funding (144A)                           656,000      1.80         4/1/03         653,829
                                                                                                        ------------
TOTAL COMMERCIAL PAPER (97.44%) (AMORTIZED COST $362,872,685)                                           $362,880,901
                                                                                                        ------------

                                                                     (continued)

                                     GACC-5

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND

SCHEDULE OF INVESTMENTS - DECEMBER 31, 2002

--------------------------------------------------------------------------------------------------------------------
                                                                    PAR        INTEREST    MATURITY        MARKET
SHORT TERM SECURITIES                                              VALUE       RATE (%)      DATE          VALUE
--------------------------------------------------------------------------------------------------------------------
VARIABLE RATE
Finance & Banking (2.28%)
  Restructured Asset Securities Enhanced (144A)                 $ 8,500,000      1.57        1/15/03    $  8,500,000
                                                                                                        ------------
Lease Rental Obligations (0.21%)
  Volkswagen Auto Lease Trust                                       767,227      1.39        1/20/03         767,213
                                                                                                        ------------

TOTAL VARIABLE RATE (2.49%) (AMORTIZED COST $9,267,227)                                                    9,267,213
                                                                                                        ------------

TOTAL NET INVESTMENTS (99.93%) (AMORTIZED COST $372,139,912)(A)                                          372,148,114
  Other net assets (0.07%)                                                                                   271,991
                                                                                                        ------------

TOTAL NET ASSETS (100.00%)                                                                              $372,420,105
                                                                                                        ============

(a)  Federal Tax Information:

     At December 31, 2002 the net unrealized appreciation on investments based on cost of $372,139,912 for federal income tax purposes was as follows:

    Aggregate gross unrealized appreciation for all investments
      in which there is an excess of value over tax cost            $8,216
    Aggregate gross unrealized depreciation for all investments
      in which there is an excess of tax cost over value               (14)
                                                                    ------
    Net unrealized appreciation                                     $8,202
                                                                    ======

Key to Abbreviations:

144A - Securities exempt from registration under Rule 144A of the securities act of 1933. These securities may be resold to institutional buyers. At year end, the value of these securities amounted to $273,568,262 or 73.45% of net assets.

                 See accompanying notes to financial statements.

                                     GACC-6

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND

STATEMENT OF ASSETS & LIABILITIES

December 31, 2002

ASSETS:
  Investments at value                          $372,148,114
  Cash                                                73,040
  Receivable for:
    Fund shares sold                                 210,279
    Dividends and interest                            53,298
                                                ------------
       Total Assets                              372,484,731
                                                ------------
LIABILITIES:
  Accrued expenses payable to:
    Conning Asset Management Company                  39,406
    General American Life Insurance Company           25,220
                                                ------------
       Total Liabilities                              64,626
                                                ------------
  Net Assets                                    $372,420,105
                                                ============
COMPONENTS OF NET ASSETS:
  Capital paid in                               $372,413,801
  Accumulated net realized gains (losses)             (1,898)
  Unrealized appreciation (depreciation) on
    investments                                        8,202
                                                ------------
  Net Assets                                    $372,420,105
                                                ============
TOTAL SHARES OF CAPITAL STOCK OUTSTANDING         16,816,284
  Net asset value per share (Total net
    assets divided by total shares of
    capital stock outstanding)                  $      22.15
IDENTIFIED COST OF INVESTMENTS                  $372,139,912

STATEMENT OF OPERATIONS

Year Ended December 31, 2002

INVESTMENT INCOME:
  Interest                                       $ 6,735,719
                                                 -----------
EXPENSES:
  Investment management fee                          458,910
  Administrative fee                                 293,703
                                                 -----------
    Total expenses                                   752,613
                                                 -----------
       Net Investment Income                       5,983,106
                                                 -----------
REALIZED AND UNREALIZED GAIN (LOSS)
  Realized gain (loss) on:
    Investments--net                                  (1,430)
    Unrealized appreciation (depreciation)
       on:
    Investments--net                                 (23,428)
                                                 -----------
  Net gain (loss)                                    (24,858)
                                                 -----------
NET INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS                                     $ 5,958,248
                                                 ===========

STATEMENT OF CHANGES IN NET ASSETS

                                                                 YEAR ENDED               YEAR ENDED
                                                                DECEMBER 31,             DECEMBER 31,
                                                                -------------            -------------
                                                                    2002                     2001
                                                                -------------            -------------
From Operations
  Net investment income                                         $   5,983,106            $  11,005,265
  Net realized gain (loss)                                             (1,430)                    (468)
  Unrealized appreciation (depreciation)                              (23,428)                  33,968
                                                                -------------            -------------
    Increase (decrease) in net assets from operations               5,958,248               11,038,765
                                                                -------------            -------------
From Distributions to Shareholders
  Net investment income                                            (5,983,106)                       0
  Tax return of capital                                            (5,036,614)                       0
                                                                -------------            -------------
  Total distributions                                             (11,019,720)                       0
                                                                -------------            -------------
From Capital Share Transactions
  Proceeds from sale of shares                                    683,370,669              440,423,337
  Reinvestment of distributions                                    11,019,720                        0
  Cost of shares redeemed                                        (693,846,136)            (320,447,650)
                                                                -------------            -------------
  Increase (decrease) in net assets from capital share
    transactions                                                      544,253              119,975,687
                                                                -------------            -------------
  Total increase (decrease) in net assets                          (4,517,219)             131,014,452
Net Assets
  Beginning of the year                                           376,937,324              245,922,872
                                                                -------------            -------------
  End of the year                                               $ 372,420,105            $ 376,937,324
                                                                =============            =============
Undistributed (Overdistributed) Net Investment Income
  End of the year                                               $           0            $     610,985
                                                                =============            =============
Number of Shares of the Fund:
  Issued from the sale of shares                                   30,447,293               20,172,616
  Issued in reinvestment of distributions                             499,849                        0
  Redeemed                                                        (30,935,312)             (14,775,421)
                                                                -------------            -------------
  Net Change                                                           11,830                5,397,195
                                                                =============            =============

                 See accompanying notes to financial statements.

                                     GACC-7

               GENERAL AMERICAN CAPITAL COMPANY MONEY MARKET FUND

FINANCIAL HIGHLIGHTS

                                                                                       YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------------
                                                                 2002           2001           2000           1999           1998
                                                               --------       --------       --------       --------       --------
Net Asset Value, Beginning of Year                             $  22.43       $  21.56       $  20.25       $  19.25       $  18.23
                                                               --------       --------       --------       --------       --------
Income From Investment Operations
  Net investment income                                            0.37           0.87           1.31           1.00           1.02
                                                               --------       --------       --------       --------       --------
Total from investment operations                                   0.37           0.87           1.31           1.00           1.02
                                                               --------       --------       --------       --------       --------
Less Distributions
  Distributions from net investment income                        (0.35)          0.00           0.00           0.00           0.00
  Tax return of capital                                           (0.30)          0.00           0.00           0.00           0.00
                                                               --------       --------       --------       --------       --------
Total distributions                                               (0.65)          0.00           0.00           0.00           0.00
                                                               --------       --------       --------       --------       --------

Net Asset Value, End of Year                                   $  22.15       $  22.43       $  21.56       $  20.25       $  19.25
                                                               ========       ========       ========       ========       ========

Total Return (%)                                                    1.6            4.1            6.5            5.2            5.6

Net assets, end of year (000)                                  $372,420       $376,937       $245,923       $256,140       $235,046
Ratio of operating expenses to average net assets (%)              0.20           0.20           0.21           0.21           0.21
Ratio of net investment income to average net assets (%)           1.63           3.76           6.26           5.08           5.45

                See accompanying notes to financial statements.
                                      GACC-8

                        GENERAL AMERICAN CAPITAL COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1--ORGANIZATION
General American Capital Company (the Company), commenced operations on October 1, 1987, and is registered under the Investment Company Act of 1940, as amended, as an open-end diversified management investment company. The Company offers one separate investment fund (the Fund) which operates as distinct investment vehicle; the Money Market Fund. As of December 31, 2002, the Company sells its shares to separate accounts established by General American Life Insurance Company (General American), RGA Reinsurance Company (RGA) a wholly owned subsidiary of Reinsurance Group of America, Incorporated, which is a subsidiary of General American, Security Equity Life Insurance Company (Security Equity), MetLife Investors Insurance Company, MetLife Investors Insurance Company of California and First MetLife Investors Insurance Company (collectively MetLife Investors), all of which are wholly owned subsidiaries of Metropolitan Life Insurance Company (MetLife).

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

A. INVESTMENTS:
   The market values for bonds and short term securities with maturities of 60 days or more at date of valuation are determined daily by an independent pricing service based on current market conditions. Short term securities with maturities of less than 60 days at date of valuation are valued at amortized cost, which approximates market value.

B. REPURCHASE AGREEMENTS:
   Short-term investments include repurchase agreements with a member bank of the Federal Reserve System or a primary dealer in U.S. Government securities. Under such agreements, the bank or primary dealer agrees to repurchase the underlying U.S. Government securities at a mutually agreed upon time and price.

C. INVESTMENT TRANSACTIONS AND RELATED INVESTMENT INCOME:
   Investment transactions are recorded on a trade date basis (date the order to buy or sell is executed). Interest income and amortization of premium and discount are recorded on an accrual basis.

   The "specific identification" method is used to determine the cost of securities sold.

D. FEDERAL INCOME TAXES:
   No provision for Federal income taxes is necessary because the Fund qualifies as a "regulated investment company" under Subchapter M of the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized gains to its shareholders.

   The Money Market Fund had capital loss carryforwards for tax purposes of $468 and $1,430 which will expire on December 31, 2009 and 2010 respectively.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS:
   The Fund distributes, at least annually, substantially all net investment income and capital gains, if any, which will then be reinvested in additional full and fractional shares of the Fund. All net realized long-term or short-term capital gains of the Company, if any, are declared and distributed at least annually to the shareholders of the Fund to which such gains are attributable. Dividends and distributions are recorded on the ex-dividend date.

   Prior to January 1, 2002, the Fund followed the accounting practice known as consent dividending, whereby substantially all of its net investment income and realized gains were treated as being distributed daily to their shareholders and were immediately reinvested in that Fund.

F. USE OF ESTIMATES:
   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the period. Actual results could differ from those estimates.

                                     GACC-9

NOTE 3--MANAGEMENT AND ADMINISTRATIVE FEES
The Company has entered into an Investment Advisory Agreement with Conning Asset Management Company (the Investment Advisor) with respect to the Fund. For its services to the Fund, the Investment Advisor charges a fee, which is accrued daily by the Fund. The fees charged, stated as an annual percentage of the average daily value of the net assets, was:


                        MANAGEMENT
                       FEES EARNED
                        BY ADVISER     CURRENT
                         FOR THE        ANNUAL
                        YEAR ENDED    PERCENTAGE        BASED ON FUNDS
                       DECEMBER 31,   RATES PAID        AVERAGE DAILY
FUND                       2002       TO ADVISER    NET ASSET VALUE LEVELS
----                   ------------   ----------   ------------------------

Money Market Fund        $458,910       0.125%     Of all assets

All operational expenses of the Company are paid by General American, which charges administrative fees to the Fund in return. Certain officers and directors of the Company are also officers and directors of General American, RGA, and Security Equity.

The administrative expenses are charged at an annual rate based on the average daily value of the net assets in the Fund, as follows:

                          ANNUAL
                        PERCENTAGE
FUND                      RATES
----                    ----------

Money Market Fund         0.08%

NOTE 4--CAPITAL STOCK
As of December 31, 2002, in the aggregate, there were five hundred million (500,000,000) shares of $0.01 par value capital stock authorized.

NOTE 5--SUBSEQUENT EVENT
The Board of Directors of the General American Capital Company (the "Capital Company") is expected to approve a proposal to reorganize the Money Market Fund, corresponding series of New England Zenith Fund. On or about April 25, 2003 the shareholders of the Fund Series are expected to vote on the proposed reorganization. If approved by shareholders, the reorganizations will close on or about April 28, 2003.

                                     GACC-10

INDEPENDENT AUDITORS' REPORT

The Policyholders and Board of Directors
General American Capital Company:

We have audited the statement of assets and liabilities, including the schedule of investments, of Money Market Fund, one of the funds constituting General American Capital Company (the Company), as of December 31, 2002, and the related statement of operations for the year then ended, and the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended. These financial statements and the financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the two years in the period ended December 31, 1999 were audited by other auditors whose report dated February 11, 2000, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Money Market Fund of General American Capital Company as of December 31, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 12, 2003

                                     GACC-11

                        GENERAL AMERICAN CAPITAL COMPANY

                               December 31, 2002

MANAGEMENT OF THE COMPANY

The directors and officers of the Company, their addresses, their positions with the Company, and their principal occupations for the past five years are set forth below:

                                                         POSITION
                                                        HELD WITH      POSITION
NAME AND ADDRESS                                 AGE    REGISTRANT    HELD SINCE    PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS
----------------                                 ---    ----------    ----------    ------------------------------------------------
Theodore M. Armstrong                            63     Director         1990       Senior Vice President-Finance & Administration &
424 South Woods Mill Road                                                           CFO, Angelica Corp., St. Louis, MO (Uniform
Chesterfield, MO 63017-3406                                                         manufacture & sale, & laundry).

Alan C. Henderson                                57     Director         1989       President & CEO, RehabCare Group, Inc., St.
7733 Forsyth Blvd., Suite 1700                                                      Louis, MO (Disability rehabilitation business).
St. Louis, MO 63105

William S. Slater                                56     President        2002       Vice President, Metropolitan Life Insurance
700 Market Street                                       & Director                  Company, Retirement and Savings, August 2001 to
St. Louis, MO 63101                                                                 present, St. Louis, MO; prior to August 2001,
                                                                                    President, General American Retirement Plan
                                                                                    Group and Senior Vice President, General
                                                                                    American Life Insurance Company, St. Louis, MO.

Harry E. Rich                                    63     Director         1993       Retired as Executive Vice President & CFO, Brown
101 Fair Oaks                                                                       Group, Inc., St. Louis, MO, December 1999.
St. Louis, MO 63124

Timothy J. Klopfenstein*                         47     Treasurer        2001       Vice President & CFO, General American Life
13045 Tesson Ferry Road                                                             Insurance Company, St. Louis, MO.
St. Louis, MO 63128

Christopher A. Martin*                           40     Secretary        1998       Senior Counsel, Metropolitan Life Insurance
501 Boylston Street                                                                 Company, 2001 to present, Boston, MA, Counsel,
Boston, MA 02116                                                                    General American Life Insurance Company, 1996 to
                                                                                    2001, St. Louis, MO.

* Denotes those who are "interested persons" (as defined by the Investment Company Act of 1940).

INVESTMENT ADVISORS
   Conning Asset Management Company
   State Street Research Management

CUSTODIAN
   State Street Bank and Trust Company

INDEPENDENT AUDITOR
   Deloitte & Touche LLP

If distributed to prospective investors, this report must be preceded or accompanied by a current prospectus. The prospectus is incomplete without reference to the financial data contained in this annual report.

                                     GACC-12